SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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                      ANTICLINE URANIUM, INC.
            (Name of Registrant as Specified in its Charter)

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(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

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     pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                        ANTICLINE URANIUM, INC.
                  3098 South Highland Drive, Suite 323
                      Salt Lake City, Utah 84106
                        INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                      REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

          This Information Statement is being furnished to our stockholders (Anticline Uranium, Inc., a Nevada corporation [the "Company," "Anticline," "we", "our" or "us" or words or similar import]), regarding two amendments to our Articles of Incorporation.

          These amendments were unanimously adopted by our Board of Directors, and the sole majority stockholder of our Company, LipidViro Tech, Inc., a Utah corporation (the "Majority Stockholder"), in accordance with the Nevada Revised Statutes (the "Nevada Law"). The Majority Stockholder owns 5,000,000 shares or approximately 96% of our outstanding voting securities. No other votes were required or necessary to adopt these amendments, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendments to the Articles of Incorporation and Vote Required for Approval," herein.

          The amendments to our Articles of Incorporation are as follows.

          Increase in authorized shares.
          ------------------------------

          Our Board of Directors and majority stockholder have voted to amend Article Three of our Articles of Incorporation to say:

                   Article Three - - Authorized Shares

          The number of shares that the Corporation is authorized to issue is one hundred and fifty million (150,000,000) shares, having a par value of one mill or one-tenth cent ($0.001) per share, and the Corporation is authorized to issue, and/or grant options and/or warrants to purchase, or otherwise acquire, shares of the common stock of the Corporation, upon such terms and for such consideration as the Board of Directors of the Corporation shall determine. All shares of stock of this Corporation shall be of the same class, namely, common capital shares, and shall have the same rights and preferences. Fully paid shares of stock of this Corporation shall not be subject to any further call or assessment. The Corporation shall have the right to purchase, take or otherwise acquire its own shares to the full extent permitted under Nevada law.

          The new Article Three increases the authorized capital of our Company from $50,000 divided into 50,000,000 shares of $0.001 par value common stock to $150,000 divided into 150,000,000 shares of $0.001 par value common stock. No other changes were made in this Article Three.

         The Board of Directors believes that this amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue up to an additional 100,000,000 shares, though there are no current plans of our Company that would result in the issuance of the additional authorized shares.

          Authorization to Change Name.
          -----------------------------

          Our Board of Directors and majority stockholder have also voted to add the following new Article Eighteen to our Articles of Incorporation:

   Article Eighteen - - Board of Director Authorization to Change Corporate
                              Name

          The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.

          In the future, the Company's Board of Directors intends for the Company to succeed to the business operations of its 96% stockholder, LipidViroTech, Inc. (the "Parent"), through a merger or acquisition. Upon the completion of such a transaction, the Company would change its name to "LipidViro Tech, Inc." or some other name that would more accurately reflect its new business operations. We believe that the amendment will also save time, cost and expense, in the future, if this discretion is exercised.
The Company does not have any immediate intention to engage in any such transaction. The operations of the Parent have been disclosed in a Current Report on Form 8-K, which the Company filed on June 27, 2003.


               APPROXIMATE DATE OF MAILING: July 21, 2003.

          These amendments will become effective on the opening of business on July 28, 2003, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

          These amendments are the only matters covered by this Information Statement.

                            DISSENTERS' RIGHTS

          There are no dissenters' rights applicable to the amendments to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Articles of Incorporation which is not shared by all other stockholders.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on June 27, 2003, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 5,213,112.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of June 27, 2003, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and
(iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 5,213,112 outstanding shares of common stock.

                            Positions               Number and Percentage
Name and Address               Held              of Shares Beneficially Owned*
----------------               ----              -----------------------------

Kenneth P. Hamik*          President, CEO             5,000,000 - 96%
1506 California St.         and Director
Berkeley, CA 94703

Kristy Hamik*             COO and Director            5,000,000 - 96%
2120 South 700 East, #H183
Salt Lake City, Utah 84106

LipidViro Tech, Inc.*        Stockholder              5,000,000 - 96%
2120 South 700 East, #H183
Salt Lake City, Utah  84106

All executive officers and directors                  5,000,000 - 96%
of the Company as a group (2 persons)*

          * Kenneth P. Hamik and Kristy Hamik, cousins, are directors and executive officers and minor stockholders of LipidViro, who were designated to serve as directors and executive officers of the Registrant on June 25, 2003, accordingly, they may be deemed to be the beneficial owners of the outstanding shares of common stock of the Registrant that are owned by LipidViro as indicated in the foregoing table. See the heading "Contractual Arrangements

Regarding Changes in Control" of the caption "Voting Securities and Principal Holders Thereof," below.

Contractual Arrangements Regarding Changes in Control.
------------------------------------------------------

          On June 24, 2003, a Share Purchase Agreement (the "Agreement") was executed by and between North Beck Joint Venture, LLC, a Utah limited liability company ("North Beck"), and the owner of approximately 96% of the outstanding voting securities of the Registrant, as "Seller," and LipidViro Tech, Inc., a Utah corporation ("LipidViro"), as "Buyer."

          By virtue of (i) the percentage of the Registrant acquired under the Agreement by LipidViro; and (ii) the subsequent resolution of the Board of Directors of the Registrant that provided for the election of the current directors and executive officers of LipidViro to the Board of Directors of the Registrant and the resignation of the current directors and executive officers of the Registrant, this Agreement is deemed to have involved a "change of control" of the Registrant.

          The source of the consideration used by LipidViro to acquire its interest in the Registrant was cash from working capital.

          The primary basis of the "control" by LipidViro is stock ownership and/or management positions.

          Prior to the completion of the Agreement, there were 5,213,112 outstanding shares of the Registrant's common stock, and an additional 500,000 shares that had been authorized to be issued to John Michael Coombs, Esq. and Terry S. Pantelakis, who served as directors and executive officers of the Company at the time of the closing of the Agreement. Following the closing of the Agreement and the cancellation of the 500,000 authorized to be issued but not outstanding shares of Messrs. Coombs and Pantelakis, there were 5,213,112 outstanding shares of the Registrant's common stock.

        CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.
---------------------------------

          The following delineates certain information concerning our newly designated directors and executive officers:
                                                             Positions
                                   Positions with               with
         Name            Age        the Company              LipidViro
         ----            ---        -----------              ----------

Kenneth P. Hamik         45         President, CEO           President, CEO
                                    and Director             and Director

Kristy Hamik             35         COO and Director         COO and Director

          Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

          The following is a summary of the business experience of each of our current directors and executive officers:

          Kenneth P. Hamik has over 20 years of management and consulting experience across a wide range of markets: healthcare, media/entertainment, consumer products, Internet, education, financial services, telecommunications, energy, electronics/computers, air travel and auto manufacturing. He was featured in the January 2000 cover article of Consumer Reports on future product trends, in an MSN article on future career paths, and recently headed a team to manage Charles Schwab electronic relationship management strategies. Before joining LipidViro, he served as Vice
President of Marketing & Strategy at Triple Aught, Inc., a Berkeley, California based energy technology & engineering start-up company. Ken completed his Masters of Science work at the University of Houston's Studies of the Future program. He also has a B.S. Degree from the University of Nebraska.

          Over the past five years, Kristy Hamik has had substantial leadership and professional experience. She is the founder and CEO of WebEducation Network. She designed education networks for global groups, facilitated training seminars, acted as editor and project manager of published articles and books. Over the past three years, Ms. Hamik also served as education director at American Bible Society overseeing all educational programs and content for both web and print projects. Ms.Hamik received a Bachelor of Arts Degree from the University of California at Berkeley, California, in 1992; a Masters of Education from Mills College, Oakland, California, in 1994; and completed a Doctorate of Philosophy of Education from Columbia University in 1999.

Family Relationships.
---------------------

          Kenneth P. Hamik and Kristy Hamik are cousins.

Pending Legal Proceedings.
--------------------------

          To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          Except as indicated at the end of this heading, and to the knowledge of our management and during the past 10 years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;
          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

          Kenneth P. Hamik filed for personal bankruptcy under Chapter 13 of the Bankruptcy Code in California in February, 2002, which was discharged in February 2003, with all creditors being paid in full.

Executive Compensation.
-----------------------

          None of our present directors and executive officers have received any cash or other remuneration for services rendered to us; and no compensatory arrangements have yet been set for service in these capacities. Previous director and executive compensation amounted to granting an aggregate of 500,000 shares of common stock of our Company to Messrs. Coombs and Pantelakis, which shares were cancelled to our treasury in connection with the closing of the change of control transaction outlined under the heading "Contractual Arrangements Regarding Changes in Control" of the caption "Voting Securities and Principal Holders Thereof," above. These 500,000 shares had been authorized to be issued, but were not outstanding on the date of their cancellation.

          We do not have any stock option, bonus, profit sharing, pension or similar plan; however, we may adopt such a plan in the future to attract and/or retain members of management or key employees.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

          All reports required to be filed pursuant to Section 16(a) of the Exchange Act have been timely filed.

Audit, Nominating and Compensation Committees.
---------------------------------------------

          The Company has no audit, nominating or compensation committees.

                AMENDMENT TO THE ARTICLES OF INCORPORATION
                      AND VOTE REQUIRED FOR APPROVAL

Nevada Law.
-----------

           Section 390 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 315 and 320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

          Resolutions to effect these amendments were unanimously adopted by our Board of Directors and the Majority Stockholder named under the caption "Voting Securities and Principal Holders Thereof." The Majority Stockholder
owns approximately 96% of our outstanding voting securities.   No other votes
or consents are required or necessary to effect the amendments.



Effective Date of Amendment.
----------------------------

          The effective date of the amendment to increase our authorized capital will be on the opening of business on July 27, 2003, or 21 days from the mailing of this Information Statement to our stockholders.

                                 NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY THAT HAS CONSENTED TO THE ADOPTION OF
  THESE AMENDMENTS TO OUR ARTICLES OF INCORPORATION OWNED IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS
       UNDER NEVADA LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR
                 PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



June 27, 2003                 Kenneth P. Hamik